DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of this ____ day of _________, 2011, by and between Global Real Estate Investments Fund (the “Fund”), a Delaware statutory trust, and Ascent Real Estate Securities, LLC (the “Distributor”), a Colorado limited liability company.

WHEREAS, the Fund is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and is authorized to issue shares of beneficial interest (the “Shares”);

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”), and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, the Fund and Distributor desire to enter into an agreement pursuant to which the Distributor shall be the principal underwriter and distributor of the Shares of the Fund.

WHEREAS, this Agreement has been approved by a vote of the Fund’s Board of Trustees (the “Board”) including by its disinterested trustees in conformity with Section 15(c) of the 1940 Act.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby represent and agree as follows:

I.     APPOINTMENT OF THE DISTRIBUTOR.

The Fund hereby appoints the Distributor as agent for the sale and distribution of the Shares, subject to the terms and for the period set forth in this Agreement.  The Distributor hereby accepts such appointment and agrees to act hereunder.

II.    SERVICES AND DUTIES OF THE DISTRIBUTOR.

A.           The Distributor agrees to sell Shares on a best efforts basis as agent for the Fund during the term of this Agreement, upon the terms and at the current offering price (as defined below) plus applicable sales charge described in the registration statement and the prospectus and statement of additional information then in effect (the “Prospectus”) with respect to the Fund under the Securities Act of 1933 (the “1933 Act”).

B.           During the continuous public offering of Shares, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of the Fund.  Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

C.           The Distributor may incur expenses for appropriate distribution activities that it deems reasonable that are primarily intended to result in the sale of Shares, including, but not limited to, advertising, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature, provided that the Fund approves any such activity. With the Fund’s approval, the Distributor may enter into servicing and selling agreements with qualified broker-dealers with respect to the offering of Shares to the public, and if it so chooses, the Distributor will act only on its own behalf as principal. The Distributor shall not be obligated to incur any specific expenses or sell any certain number of Shares of the Fund.

D.           The Distributor shall bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification.

E.           The Shares shall be offered by the Distributor for sale to the public at a price per share (“offering price”) equal to their net asset value (determined in the manner set forth in the Prospectus), plus, except to those classes of persons set forth in the Prospectus, a sales charge that shall be the percentage of the offering price of such shares as set forth in the Prospectus.  The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. The excess, if any, of the sales price over the net asset value of the Shares paid by an investor in connection with the investor’s purchase of Shares shall be retained by the Distributor as a commission for its services hereunder or paid to broker-dealers as set forth in the Prospectus. Concessions to broker-dealers shall be set forth in either the selling agreements, or if such concessions are described in the Prospectus, shall be as so set forth. No broker-dealer who does not enter into a selling agreement with the Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of its Shares to the public or otherwise.

F.           If any Shares sold by the Fund are redeemed or repurchased by the Fund, or by the Distributor as agent, or are tendered for redemption, within seven (7) business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount above the net asset value received by the Distributor with respect of such Shares, provided that the portion, if any, of such amount re-allowed, by the Distributor to broker-dealers shall be repayable to the Fund only to the extent recovered by the Distributor from the broker-dealer concerned. The Distributor shall include in the forms of agreement with such broker-dealers a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Fund or by the Distributor as agent (or tendered for redemption) within seven (7) business days after the date of confirmation of such initial purchases.

G.           The Distributor shall act as distributor of the Shares in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1940 Act, by the Securities and Exchange Commission (“SEC”) and FINRA.

H.           The Distributor shall not utilize any materials in connection with the sales or offering of Shares except the Prospectus and such other materials as the Fund shall provide or approve. The Distributor agrees to provide compliance review of all sales literature and marketing materials prepared for use by or on behalf of the Fund in advance of the use of such materials. The Distributor will file the materials as may be required with the SEC or FINRA. Each party agrees and represents that it will not use or authorize the use of any advertising or sales materials unless and until such materials have been approved and authorized for use by the other party hereto and filed, if appropriate or required.

I.           For its services hereunder, the Distributor shall receive the fees set forth in the Prospectus and shall be reimbursed certain expenses of marketing, promoting and distributing the Fund in addition to such fees including, prospectus development and printing; advertising; direct mail; public relations activities; trade show attendance; call management and fulfillment and fees paid to broker-dealers.

III.    DUTIES AND REPRESENTATIONS OF THE FUND.

A.           The Fund hereby represents that it is registered as an investment company under the 1940 Act and that it has and will continue to act in conformity with its Agreement and Declaration of Trust, By-laws, the Prospectus, each as amended, as well as with resolutions and other instructions of its Board of Trustees, and has and will continue to comply with all applicable laws, rules and regulations including without limitation the 1933 Act, the 1934 Act, the 1940 Act and the rules and regulations thereunder.

B.           The Fund shall take or cause to be taken all necessary action to register and maintain the registration of the Shares under the 1933 Act for sale as herein contemplated and shall pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and be responsible for all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder.

C.           The Fund shall execute any and all documents and furnish any and all information and otherwise take all actions that may be reasonably necessary in the discretion of the Fund’s officers in connection with the sale of the Shares in such states and jurisdictions as the Distributor and the Fund may approve, and shall pay all expenses that may be incurred in connection therewith.

D.           The Fund shall, at its expense, keep the Distributor fully informed with regard to its affairs as they relate to the offering and sale of the shares. In addition, the Fund shall furnish to the Distributor from time to time such information, documents and reports with respect to the Fund and the Shares as the Distributor may reasonably request, and the statements contained in any such information shall be true and correct and fairly represent what they purport to represent.

E.           All registration statements and prospectuses of the Fund filed or to be filed with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been and will be prepared in conformity in all material aspects with the applicable requirements of the 1933 Act, the 1940 Act and the applicable rules and regulations thereunder. As used in this Agreement, the terms “registration statement” and “prospectus” shall mean any registration statement and prospectus (together with the related statement of additional information) at any time now or hereafter filed with the SEC with respect to any of the Shares and any amendments and supplements thereto that at any time shall have been or will be filed with the SEC. Any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations thereof. All information contained in the registration statement and prospectus will be true and correct in all material respects when such registration statement becomes effective; and neither the registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Fund will file from time to time such amendments, supplements, reports and other documents as may be necessary or required in order to comply with the 1933 Act and the 1940 Act and in order that there may be no untrue statement of a material fact in a registration statement or prospectus, or necessary or required in order that there may be no omission to state a material fact in the registration statement or prospectus that omission would make the statements therein, in light of the circumstances under which they were made, misleading. The Fund shall promptly notify the Distributor of any advice given to it by counsel to the Fund regarding the necessity or advisability of amending or supplementing the registration statement.

F.           The Fund shall not file any amendment to the registration statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance and if the Distributor declines to assent to such amendment (after a reasonable time), the Fund may terminate this Agreement forthwith by written notice to the Distributor without payment of any penalty. If the Fund shall not propose an amendment or amendments or supplement or supplements promptly to its Board of Trustees for consideration after receipt by the Fund of a written request in good faith from the Distributor to do so, the Distributor may, at its option, immediately terminate this Agreement. In addition, if, at any time during the term of this Agreement, the Distributor asks the Fund to make any change in its governing instruments or in its methods of doing business that are necessary in order to comply with any requirement of applicable law or regulation, and the Fund fails (after a reasonable time) to make any such change as requested, the Distributor may terminate this Agreement forthwith by written notice to the Fund without payment of any penalty. Nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time any amendments to any registration statement or supplements to any prospectus, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

G.           Whenever in their sole discretion such action is warranted by market, economic or political conditions or by circumstances of any kind, the Fund’s officers may decline to accept any orders for, or make any sales of, any Shares until such time as they deem it advisable to accept such orders and to make such sales.  The Fund shall advise Distributor promptly of such determination.

H.           The Fund will advise the Distributor promptly in writing:

1.           of any correspondence or other communication by the SEC or its staff received by the Fund relating to the Fund, including requests by the SEC for amendments to the registration statement or prospectus;

2.           in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the Fund’s knowledge of initiation of any proceeding for that purpose;

3.           of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus or that requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

4.           of all actions taken by the SEC, to the Fund’s knowledge, with respect to any amendments to any registration statement or prospectus that may from time to time be filed with the SEC.

IV.    INDEMNIFICATION.

A.           By the Fund.

1.           The Fund authorizes the Distributor to use the Prospectus in connection with the sale of Shares. The Fund shall indemnify, defend and hold the Distributor, and each of its present or former directors, members, officers, employees, representatives and any person who controls or previously controlled the Distributor within the meaning of Section 15 of the 1933 Act (collectively, “Indemnitees”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any counsel fees incurred in connection therewith) that the Distributor and each of its Indemnitees may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise: arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in the registration statement or any prospectus, as from time to time amended or supplemented, or an annual or interim report to shareholders, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; provided, however, that the Fund’s obligation to indemnify the Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, prospectus, or annual or interim report in reliance upon and in conformity with information relating to the Distributor and furnished to the Fund or its counsel by the Distributor for the purpose of, and used in, the preparation thereof.

2.           The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Fund and approved by the Distributor, which approval shall not be unreasonably withheld. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any such suit, or in case the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Fund, the Fund will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Distributor and them. The Fund’s agreement for indemnity contained in this Section IV.A. and the Fund’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, and each of its present or former directors, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Distributor’s benefit, to the benefit of each of its present or former directors, members, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers or Trustees in connection with the issue and sale of any of the Shares.

B.           By the Distributor.

1.           The Distributor shall indemnify, defend and hold the Fund, and each of its present or former Trustees, officers, employees, representatives, and any person who controls or previously controlled the Fund within the meaning of Section 15 of the 1933 Act (collectively, “Indemnified Parties”), free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any counsel fees incurred in connection therewith) that the Fund, and each of its Indemnified Parties, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise,

a.           arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Fund’s registration statement or any prospectus, as from time to time amended or supplemented, or annual or interim report to shareholders or the omission, or alleged omission, to state therein a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statement not misleading, but only if such statement or omission was made in reliance upon, and in conformity with, information relating to the Distributor and furnished to the Fund or its counsel by the Distributor for the purpose of, and used in, the preparation thereof; or

b.           as a result of Distributor’s failure to comply with the terms of this Agreement, except to the extent and such losses result from the Fund’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties, under this Agreement.

2.           The Distributor’s agreement to indemnify the Fund, and any of the foregoing Indemnified Parties, is expressly conditioned upon the Distributor’s being notified of any action brought against the Fund, and any of the foregoing Indemnified Parties, such notification to be given by letter or telegram addressed to the Distributor, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Fund or such person, but the failure so to notify the Distributor of any such action shall not relieve the Distributor of any liability that the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, otherwise than on account of the Distributor’s indemnity agreement contained in Section IV.B.1.

3.           The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and approved by the Fund, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Fund does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Fund and them. The Distributor’s agreement of indemnity contained in this Section IV.B and the Distributor’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Fund, and each of its present or former Trustees, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This Agreement of indemnity will inure exclusively to the Fund’s benefit, to the benefit of each of its present or former Trustees, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Distributor agrees promptly to notify the Fund of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors in connection with the issue and sale of any of the Shares.

V.    OFFERING OF SHARES.

No Shares shall be offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as the current prospectus as required by Section 10 of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this Section V. shall in any way restrict or have an application to or bearing upon the Fund’s obligation to repurchase Shares from any shareholder in accordance with the provisions of the Prospectus or Declaration of Trust.

VI.    TERM.

A.           This Agreement shall become effective as of the date hereof. Unless sooner terminated as provided herein, this Agreement shall continue in effect until _____________, 20__. Thereafter, if not terminated, this Agreement shall continue automatically in effect for successive annual periods, provided such continuance is specifically approved at least annually by:

1.           the Board of Trustees; or

2.           the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund; and

3.           provided that, in either event, the continuance is also approved by a majority of the Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

B.           This Agreement may be terminated without penalty:

1.           through a failure to renew this Agreement at the end of a term;

2.           upon mutual consent of the parties; or

3.           on no less than thirty (30) days’ written notice, by the Board of Trustees or by the Distributor (which notice may be waived by the party entitled to such notice).

4.           In addition, this Agreement may be terminated at any time, without penalty, by vote of a majority of the members of the Board of Trustees who are not interested persons of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in this Agreement. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Distributor and the Fund. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

VII.    MISCELLANEOUS.

A.           The services of the Distributor rendered to the Fund are not deemed to be exclusive. The Distributor may render such services and any other services to others, including other investment companies. The Fund recognizes that, from time to time, directors, officers and employees of the Distributor may serve as directors, trustees, officers and employees of other entities (including other investment companies), that such other entities may include the name of the Distributor as part of their name and that the Distributor or its affiliates may enter into distribution agreements with such other entities.

B.           All records relative to the Fund and prior, present or potential shareholders of the Fund (and clients of said shareholders) are the confidential and proprietary information of the Fund and are not to use such records and information for any purpose other than performance of the Distributor’s responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval may not be withheld where the Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Fund. Records and information that have become known to the public through no wrongful act of the Distributor or any of its employees, agents or representatives shall not be subject to this section.

C.           This Agreement shall be governed by Delaware law. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. Any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

D.           Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows:  Notice to the Distributor shall be sent to Ascent Real Estate Securities, LLC, 5251 DTC Parkway, Suite 935, Greenwood Village, CO 80111, Attention:  President; and notice to the Fund shall be sent to Global Real Estate Investments Fund, 5251 DTC Parkway, Suite 935, Greenwood Village, CO 80111, Attention:  President.

E.           This Agreement is executed by the Fund and the obligations hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the Fund and its assets and property. The Fund’s Certificate of Trust is on file with the Secretary of State of Delaware.

F.           This Agreement may be executed in counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.

Global Real Estate Investments Fund By: _______________________ Title: _______________________	Ascent Real Estate Securities, LLC By: _______________________ Title: _______________________